UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2016

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Splunk Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 9, 2016.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class I Directors

Name of Director	For	Against	Abstain	Broker Non-Votes
Mark Carges	107,842,790	1,369,928	76,267	14,152,223
David Hornik	108,589,434	623,420	76,131	14,152,223
Thomas Neustaetter	107,578,897	1,633,489	76,599	14,152,223

Mark Carges, David Hornik and Thomas Neustaetter were duly elected as Class I directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending January 31, 2017

For	Against	Abstain
121,763,237	1,549,773	128,198

The Company’s stockholders approved PricewaterhouseCoopers LLP, independent registered public accountants, to audit the Company’s financial statements for the fiscal year ending January 31, 2017, as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
96,922,016	12,008,777	358,192	14,152,223

The Company’s stockholders approved Proposal 3, a non-binding advisory vote concerning the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ David F. Conte
David F. Conte Senior Vice President and Chief Financial Officer

Date: June 10, 2016

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